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                                                                    Exhibit 23.3
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                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
BB&T Financial Corporation


We consent to the use of our report dated January 19, 1994, except as to note 2 which is as of June 30, 1994, included in Southern National Corporation's ("SNC") Current Report on Form 8-K dated February 24, 1995, incorporated by reference in the SNC Form S-8 Registration Statement, the purpose of which is to register shares pursuant to the SNC Special Non-employee Directors Stock Option Plan.


                                                   KPMG Peat Marwick LLP


Raleigh, North Carolina
February 24, 1995